APPLEBEE'S INTERNATIONAL, INC. SUBSIDIARY CORPORATIONS
                          (100% owned unless indicated)

         Applebee's of Michigan, Inc.
         Applebee's of Minnesota, Inc.
         Applebee's of New Mexico, Inc.
         Applebee's of New York, Inc.
         Applebee's Neighborhood Grill & Bar of Georgia, Inc.
         Applebee's of Nevada, Inc.
         Applebee's of Pennsylvania, Inc.
         Applebee's of Texas, Inc.
         AII Services, Inc.
         Gourmet Systems, Inc.
         Gourmet Systems of Arizona, Inc.
         Gourmet Systems of California, Inc.
         Gourmet Systems of Kansas, Inc.
         Gourmet Systems of Georgia, Inc.
         Gourmet Systems of Minnesota, Inc.
         Gourmet Systems of Nevada, Inc.
         Gourmet Systems of Tennessee, Inc. (formerly known as Applebee's of Tennessee, Inc.)
     1   GourmetWest of Nevada, Limited-Liability Company
     2   Apple American Limited Partnership of Minnesota
     3 Applebee's Northeast, Inc. (formerly known as Pub Ventures of New England, Inc.)
     4   Apple Vermont Restaurants, Inc.
     5   Innovative Restaurant Concepts, Inc.
     6   IRC Kansas, Inc.
         Rio Bravo International, Inc.
         Rio Bravo Restaurants, Inc.
     7   Rio Bravo Services, Inc.
     8   Summit Restaurants, Inc.

1    50% owned by Gourmet Systems of Nevada, Inc.

2 A Limited Partnership in which Gourmet Systems of Minnesota is as general partner and Applebee's of Minnesota is a limited partner.

3 This company was acquired by way of merger as of October 24, 1994 and is now a wholly-owned subsidiary of Applebee's International, Inc.

4 This company is a wholly-owned subsidiary of Pub Ventures of New England, Inc. and as a result of Pub Ventures of New England, Inc. now being a wholly-owned subsidiary of Applebee's International, Inc., this company is in effect a wholly-owned subsidiary of that wholly-owned subsidiary.

5 This company is a wholly-owned subsidiary of Rio Bravo International, Inc. and as a result of Rio Bravo International, Inc. now being a wholly-owned subsidiary of Applebee's International, Inc., this company is in effect a wholly-owned subsidiary of that wholly-owned subsidiary.

6    This  company  is  a  wholly-owned   subsidiary  of  Innovative  Restaurant
     Concepts, Inc.

7    This company is a wholly-owned subsidiary of Rio Bravo International, Inc.

8    This  company  is  a  wholly-owned   subsidiary  of  Innovative  Restaurant
     Concepts, Inc.